Exhibit 99.1
FOR IMMEDIATE RELEASE

Jackson Announces Outstanding Fourth Quarter and Full Year 2024 Results

LANSING, Mich. — February 19, 2025 — Jackson Financial Inc. (NYSE: JXN) (Jackson®) today announced its financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Highlights

▪Retail annuity sales of $4.7 billion in the fourth quarter of 2024, up 42% from the fourth quarter of 2023
–Variable annuity sales of $2.8 billion in the fourth quarter of 2024, up 27% from the fourth quarter of 2023
–Registered index-linked annuity (RILA) sales of $1.5 billion in the fourth quarter of 2024, up 47% from the fourth quarter of 2023
–Fixed and fixed index annuity sales of $397 million in the fourth quarter of 2024, up from $79 million in the fourth quarter of 2023
▪Earnings driven in part by a 7% increase in total annuity assets under management (AUM), from $235 billion as of December 31, 2023 to $252 billion as of December 31, 2024, largely due to higher equity markets
▪Net income (loss) attributable to Jackson Financial Inc. common shareholders of $334 million, or $4.45 per diluted share in the fourth quarter of 2024, compared to $(1.6) billion, or $(19.64) per diluted share in the fourth quarter of 2023
▪Adjusted operating earnings1 of $349 million, or $4.65 per diluted share in the fourth quarter of 2024, compared to $204 million, or $2.53 per diluted share in the fourth quarter of 2023, driven largely by growth in variable annuity AUM, higher spread income, and a reduction in the diluted share count due to common share repurchases
▪Returned $148 million to common shareholders in the fourth quarter of 2024 through $96 million of common share repurchases and $52 million in common dividends

Full Year 2024 Highlights

▪Retail annuity sales of $17.8 billion in 2024, up 39% from 2023
–Variable annuity sales of $10.6 billion in 2024, up 11% from 2023
–RILA sales of $5.7 billion in 2024, up 96% from 2023
–Fixed and fixed index annuity sales of $1.6 billion in 2024, up from $403 million in 2023
▪Net income attributable to Jackson Financial Inc. common shareholders of $902 million, or $11.74 per diluted share in 2024, compared to $899 million, or $10.76 per diluted share in 2023
▪Adjusted operating earnings of $1.4 billion, or $18.79 per diluted share in 2024, compared to $1.1 billion, or $12.84 per diluted share in 2023, driven largely by growth in variable annuity AUM, higher spread income, and a reduction in the diluted share count due to common share repurchases
▪Robust capital generation at the operating company, with total adjusted capital of $5.1 billion and an estimated risk-based capital (RBC) ratio at Jackson National Life Insurance Company (JNLIC) of 572%
1 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measure, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.

▪Free cash flow2 in 2024 of $767 million reflecting distributions from our operating company of $875 million
▪Returned $631 million to common shareholders in 2024 through $415 million of common share repurchases and $216 million in common dividends. Capital return in 2024 totaled $8.22 per diluted share, up 48% from 2023.
▪Cash and highly liquid securities at the holding company of over $700 million as of December 31, 2024, which was above Jackson’s targeted $250 million minimum liquidity buffer

2025 Announcements

▪Increased first quarter 2025 common dividend by 14% to $0.80 per share
▪Established a 2025 capital return to common shareholders target of $700-800 million

Laura Prieskorn, President and Chief Executive Officer of Jackson, stated, “2024 was a tremendous year of momentum for Jackson, with our financial performance highlighting success across our business. Our full year retail annuity sales were up 39% with growth across all product lines, demonstrating our distribution strength and our continued focus and commitment to offering differentiated and innovative solutions while generating value for our shareholders. We have once again achieved our financial targets by returning $631 million to common shareholders in 2024, ending the year with an estimated RBC ratio well above our target of 425%, and holding robust levels of excess cash at the holding company. We experienced greater stability in net income, better alignment between capital generation and our non-GAAP adjusted operating earnings, and delivered more frequent distributions from our operating company. This positive outcome, along with our healthy and profitable book of business, gives us confidence in our $700-800 million capital return target for 2025, and positions us well to continue delivering on our mission of helping Americans achieve financial freedom for life.”

Consolidated Fourth Quarter and Full Year 2024 Results

Fourth Quarter 2024

The Company reported net income (loss) attributable to Jackson Financial Inc. common shareholders of $334 million, or $4.45 per diluted share for the three months ended December 31, 2024, compared to $(1.6) billion, or $(19.64) per diluted share for the three months ended December 31, 2023. The current period net income reflected a $347 million gain from business reinsured to third parties, while the prior year’s fourth quarter included a loss on that business of $841 million. The results of reinsured business can differ significantly from quarter to quarter; however, these results do not impact our statutory capital or free cash flow and have a minimal net impact on shareholders’ equity because of the offset from related changes in Accumulated Other Comprehensive Income (AOCI). The current period net income also reflects a better alignment between hedge assets and market risk benefits compared to the prior year’s fourth quarter resulting from changes to our hedging approach following the establishment of our captive, Brooke Life Reinsurance Company. We believe the non-GAAP measure of adjusted operating earnings better represents the underlying performance of our business as the figure excludes, among other things, changes in the fair value of derivative instruments and market risk benefits tied to market volatility.

Adjusted operating earnings for the three months ended December 31, 2024, were $349 million, or $4.65 per diluted share, compared to $204 million or $2.53 per diluted share for the three months ended December 31, 2023. The current quarter adjusted operating earnings per share benefited from increased fee income resulting from higher average variable annuity AUM, improved spread income, and reduced diluted share count due to common share repurchases. These were partially offset by higher market-related costs and other expenses.

2 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measure, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.

Full Year 2024

The Company reported net income (loss) attributable to Jackson Financial Inc. common shareholders of $902 million, or $11.74 per diluted share for the year ended December 31, 2024, in line with reported net income of $899 million, or $10.76 per diluted share for the year ended December 31, 2023. The current year net income reflected a $28 million loss from business reinsured to third parties, while the prior year included a loss on that business of $627 million. The current year also included a less favorable net hedging result compared to the prior year due to larger losses on hedges resulting from increases in interest rates during 2024.

Adjusted operating earnings for the year ended December 31, 2024, were $1.4 billion, or $18.79 per diluted share, compared to $1.1 billion or $12.84 per diluted share for the year ended December 31, 2023. The current year adjusted operating earnings per share benefited from increased fee income resulting from higher average variable annuity AUM, improved spread income, and reduced diluted share count due to common share repurchases. These were partially offset by higher market-related costs and other expenses.

Total common shareholders’ equity was $9.2 billion or $124.21 per diluted share as of December 31, 2024, compared to $9.6 billion or $121.29 per diluted share as of December 31, 2023. Adjusted book value attributed to common shareholders3 was $11.2 billion or $150.11 per diluted share as of December 31, 2024, compared to $10.8 billion or $136.34 per diluted share as of December 31, 2023. The increase was driven primarily by adjusted operating earnings of $1.4 billion and a full year net hedging gain, partially offset by non-operating actuarial assumption review impacts, non-operating deferred acquisition cost (DAC) amortization, and capital return to shareholders during 2024.

Segment Results – Pretax Adjusted Operating Earnings3

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Retail Annuities	$513	$326	$1,855	$1,364
Institutional Products	19	22	96	69
Closed Life and Annuity Blocks	(70)	(88)	(9)	(95)
Corporate and Other	(57)	(57)	(264)	(173)
Total[4]	$405	$203	$1,678	$1,165

Retail Annuities

Retail Annuities reported pretax adjusted operating earnings of $513 million in the fourth quarter of 2024, compared to $326 million in the fourth quarter of 2023. The current quarter benefited from higher fee income resulting from higher average variable annuity AUM, higher spread income, and a current period benefit from the annual actuarial assumptions review. These items were partially offset by higher market-related costs and other expenses in the current quarter.

Full year 2024 pretax adjusted operating earnings for the segment were $1.9 billion, compared to $1.4 billion in the full year 2023. The current year benefited from higher fee income resulting from higher average variable annuity AUM, and higher spread income. These items were partially offset by higher market-related costs and other expenses in the current year.

Total retail annuity sales of $4.7 billion in the fourth quarter of 2024 were up from $3.3 billion in the fourth
3 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measure, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.
4 See reconciliation of Net Income to Total Pretax Adjusted Operating Earnings in the Appendix to this release.

quarter of 2023, with every annuity category showing growth. Traditional variable annuity sales of $2.8 billion in the current quarter were up from $2.2 billion in the fourth quarter of 2023. RILA sales of $1.5 billion were up from $1.0 billion in the fourth quarter of 2023. Strong fixed annuity growth drove our fixed and fixed index annuity sales in the current quarter to $397 million, up from $79 million in the fourth quarter of 2023.

For the full year 2024, annuity sales of $17.8 billion were up from $12.8 billion in the full year 2023, with every annuity category showing growth. Traditional variable annuity sales of $10.6 billion in the current year were up from $9.5 billion in 2023. RILA sales of $5.7 billion were up from $2.9 billion in 2023. Strong fixed annuity growth drove our fixed and fixed index annuity sales in 2024 to $1.6 billion, up from $403 million in 2023.

Institutional Products

Institutional Products reported pretax adjusted operating earnings of $19 million in the fourth quarter of 2024, broadly in line with $22 million in the fourth quarter of 2023. Net flows were $446 million in the current quarter, and total account value of $8.4 billion was consistent with the fourth quarter of 2023.

For the full year 2024, pretax adjusted operating earnings were $96 million, compared to $69 million in the full year 2023. The increase from the prior year was due to higher spread income. Net flows were $(270) million in the full year 2024.

Closed Life and Annuity Blocks

Closed Life and Annuity Blocks reported pretax adjusted operating income (loss) of $(70) million in the fourth quarter of 2024, up from $(88) million in the fourth quarter of 2023, reflecting higher net investment income. Assumption review impacts during the current quarter were broadly consistent from the fourth quarter of 2023.

For the full year 2024, the segment reported a pretax adjusted operating income (loss) of $(9) million, compared to $(95) million in the full year of 2023, primarily due to improved death and other policyholder benefits and change in policy reserves, and lower interest credited. Net flows were $(56) million in the fourth quarter of 2024 and $(309) million in the full year 2024.

Corporate and Other

Corporate and Other reported a pretax adjusted operating income (loss) of $(57) million in the fourth quarter of 2024, unchanged from the fourth quarter of 2023.

For the full year 2024, the pretax adjusted operating income (loss) was $(264) million, compared to $(173) million in full year 2023. The decline was primarily due to lower net investment income, and a reinsurance-related adjustment.

Capitalization and Liquidity

(Unaudited, in billions)	December 31, 2024	September 30, 2024
Statutory Total Adjusted Capital (TAC) Jackson National Life Insurance Company	$5.1	$4.8
Statutory TAC at JNLIC was $5.1 billion as of December 31, 2024, up from $4.8 billion as of September 30, 2024. TAC was supported by strong base contract cash flows as well as a Corporate Alternative Minimum Tax (CAMT) benefit. This was partially offset by a $280 million distribution to JNLIC’s parent during the fourth quarter and the related reduction in deferred tax asset admissibility. JNLIC’s estimated RBC ratio as of December 31, 2024 was up from September 30, 2024 to 572% as higher TAC was only partially offset by an increase in estimated company action level (CAL) required capital. JNLIC’s $280 million cash distribution during the fourth quarter of 2024 brought full year 2024 cash distributions to $875 million.

Cash and highly liquid securities at the holding company totaled over $700 million as of December 31, 2024, which was above our targeted minimum liquidity buffer of $250 million.

Earnings Conference Call

Jackson will host a conference call Thursday, February 20, 2025, at 9 a.m. ET to review the fourth quarter and full year 2024 results and discuss the company’s 2025 outlook. The live webcast is open to the public and can be accessed at https://investors.jackson.com. A replay will be available following the call.

To register for the webcast, click here.

FORWARD-LOOKING STATEMENTS

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission (the SEC) on February 28, 2024, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this release consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this release. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non-GAAP Financial Measures” Appendix of this release.

Certain financial data included in this release consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company’s website at investors.jackson.com/financials/statutory-filings.

ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Call Center Awards Program for 2004 and 2006-2023. (Criteria used for Call Center World Class FCR Certification is 80% or higher of customers getting their contact resolved on the first call to the call center (FCR) for 3 consecutive months or more.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing,

Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

WEBSITE INFORMATION
Visit investors.jackson.com to view information regarding Jackson Financial Inc., including a supplement regarding the fourth quarter and full year 2024 results. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this release.

Investor Relations Contacts:
Liz Werner
elizabeth.werner@jackson.com

Andrew Campbell
andrew.campbell@jackson.com

Media Contact:
Patrick Rich
patrick.rich@jackson.com

APPENDIX

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax, non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only) (JFI) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM, plus the return of capital from subsidiaries. Free cash flow should not be used as a substitute for JFI’s net cash provided by (used in) operating activities in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders or other corporate initiatives.

For additional detail on the non-GAAP financial measures, please refer to the supplement regarding the fourth quarter ended December 31, 2024, posted on our website, https://investors.jackson.com.

The following is a reconciliation of Adjusted Operating Earnings to net income (loss) attributable to Jackson Financial Inc. common shareholders, the most comparable U.S. GAAP measure.

U.S. GAAP Net Income (Loss) to Adjusted Operating Earnings

	Three Months Ended		Twelve Months Ended
(in millions, except share and per share data)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$334	$(1,570)	$902	$899
Add: dividends on preferred stock	11	11	44	35
Add: income tax expense (benefit)	22	(395)	46	4
Pretax income (loss) attributable to Jackson Financial Inc.	367	(1,954)	992	938
Non-operating adjustments – (income) loss:
Guaranteed benefits and hedging results:
Fees attributable to guarantee benefit reserves	(775)	(780)	(3,122)	(3,125)
Net (gains) losses on hedging instruments[1]	2,788	(43)	5,856	4,651
Market risk benefits (gains) losses, net	(2,181)	825	(4,243)	(4,295)
Net reserve and embedded derivative movements	89	441	1,224	779
Total net hedging results	(79)	443	(285)	(1,990)
Amortization of DAC associated with non-operating items at date of transition to LDTI[2]	131	141	541	591
Actuarial assumption updates and model enhancements	419	406	419	406
Net realized investment (gains) losses	(71)	319	11	554
Net realized investment (gains) losses on funds withheld assets	(147)	1,153	1,052	1,801
Net investment income on funds withheld assets	(200)	(312)	(1,024)	(1,174)
Other items	(15)	7	(28)	39
Total non-operating adjustments	38	2,157	686	227
Pretax adjusted operating earnings	405	203	1,678	1,165
Less: operating income tax expense (benefit)	45	(12)	191	57
Adjusted operating earnings before dividends on preferred stock	360	215	1,487	1,108
Less: dividends on preferred stock	11	11	44	35
Adjusted operating earnings	$349	$204	$1,443	$1,073

Weighted Average diluted shares outstanding	75,128,975	80,716,770	76,809,387	83,577,226
Net income (loss) per diluted share	$4.45	$(19.64)	$11.74	$10.76
Adjusted Operating Earnings per diluted share	$4.65	$2.53	$18.79	$12.84
[1]Includes $12 million loss related to interest rate swaps in 4Q24.
2LDTI - Adoption of FASB issued ASU 2018-12 “Targeted Improvements to the Accounting for Long Duration Contracts”.

The following is a reconciliation of free cash flow at Jackson Financial Inc. (JFI) to JFI net cash provided by operating activities (parent company only), the most comparable U.S. GAAP measure.

Free cash flow at JFI to JFI net cash provided by (used in) operating activities

	For the Twelve Months Ended
	12/31/23	12/31/24
Jackson Financial, Inc. Net cash provided by operating activities (Parent Company Only)	$398	$51

Adjustments from net cash provided by operating activities to free cash flow:
Capital distributions from subsidiaries	150	785
Capital contributed to PPM	(15)	(25)
Dividends on preferred stock	(35)	(44)
Total adjustments	100	716

Free cash flow	$498	$767

Free Cash Flow is Comprised of:
Capital distributions from subsidiaries	150	785
Dividends from subsidiaries	360	—
Interest on surplus note from subsidiary	90	90
Cash distributed to JFI	600	875

Parent company expenses	(118)	(124)
Net investment income and other income	28	24
Other, net	(12)	(8)
JFI expenses and other, net	(102)	(108)

Free cash flow	$498	$767

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) ("AOCI") attributable to Jackson Financial Inc ("JFI"), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on the Adjusted Book Value of JFI.

(in millions)	December 31, 2024	December 31, 2023
Total shareholders’ equity	$9,764	$10,170
Less: Preferred equity	533	533
Total common shareholders’ equity	9,231	9,637
Adjustments to total common shareholders’ equity:
Exclude Accumulated Other Comprehensive (Income) Loss attributable to Jackson Financial Inc.	1,925	1,196
Adjusted Book Value Attributable to Common Shareholders	$11,156	$10,833

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2024	2023
(in millions, except share and per share data)
Assets
Investments:
Debt Securities, available-for-sale, net of allowance for credit losses of $39 and $21 at December 31, 2024 and 2023, respectively (amortized cost: 2024 $45,007; 2023 $44,844)	$40,289	$40,422
Debt Securities, at fair value under fair value option	3,046	2,153
Debt Securities, trading, at fair value	—	68
Equity securities, at fair value	197	394
Mortgage loans, net of allowance for credit losses of $121 and $165 at December 31, 2024 and 2023, respectively	9,462	10,082
Mortgage loans, at fair value under fair value option	449	481
Policy loans (including $3,489 and $3,457 at fair value under the fair value option at December 31, 2024 and 2023, respectively)	4,403	4,399
Freestanding derivative instruments	297	390
Other invested assets	2,864	2,466
Total investments	61,007	60,855
Cash and cash equivalents	3,767	2,688
Accrued investment income	529	512
Deferred acquisition costs	11,887	12,302
Reinsurance recoverable, net of allowance for credit losses of $27 and $29 at December 31, 2024 and 2023, respectively	21,830	25,422
Reinsurance recoverable on market risk benefits, at fair value	121	149
Market risk benefit assets, at fair value	8,899	6,737
Deferred income taxes, net	480	640
Other assets	787	1,294
Separate account assets	229,143	219,656
Total assets	$338,450	$330,255

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2024	2023
(in millions, except share and per share data)
Liabilities and Equity
Liabilities
Reserves for future policy benefits and claims payable	$11,072	$11,898
Other contract holder funds	58,312	55,319
Market risk benefit liabilities, at fair value	3,774	4,785
Funds withheld payable under reinsurance treaties (including $3,667 and $3,626 at fair value under the fair value option at December 31, 2024 and 2023, respectively)	16,742	19,952
Long-term debt	2,034	2,037
Repurchase agreements and securities lending payable	1,554	19
Collateral payable for derivative instruments	150	780
Freestanding derivative instruments	361	1,210
Notes issued by consolidated variable interest entities, at fair value under fair value option	2,343	1,988
Other liabilities	2,983	2,277
Separate account liabilities	229,143	219,656
Total liabilities	328,468	319,921

Equity
Series A non-cumulative preferred stock and additional paid in capital, $1.00 par value per share: 24,000 shares authorized; 22,000 shares issued and outstanding at December 31, 2024 and December 31, 2023; liquidation preference $25,000 per share	533	533
Common stock; 1,000,000,000 shares authorized, $0.01 par value per share and 73,380,643 and 78,660,221 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	6,046	6,005
Treasury stock, at cost; 21,107,672 and 15,820,785 shares at December 31, 2024 and 2023, respectively	(1,007)	(599)
Accumulated other comprehensive income (loss), net of tax expense (benefit) of $(311) in 2024 and $(178) in 2023	(3,522)	(2,808)
Retained earnings	7,713	7,038
Total shareholders' equity	9,764	10,170
Noncontrolling interests	218	164
Total equity	9,982	10,334
Total liabilities and equity	338,450	330,255

Condensed Consolidated Income Statements

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share data)	2024	2023	2024	2023
Revenues
Fee income	$2,045	$1,929	$8,083	$7,680
Premiums	40	38	146	147
Net investment income:
Net investment income excluding funds withheld assets	454	432	1,838	1,680
Net investment income on funds withheld assets	200	312	1,024	1,174
Total net investment income	654	744	2,862	2,854
Net gains (losses) on derivatives and investments:
Net gains (losses) on derivatives and investments	(2,680)	(691)	(6,812)	(5,864)
Net gains (losses) on funds withheld reinsurance treaties	147	(1,153)	(1,052)	(1,801)
Total net gains (losses) on derivatives and investments	(2,533)	(1,844)	(7,864)	(7,665)
Other income	19	15	44	67
Total revenues	225	882	3,271	3,083

Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	229	264	868	965
(Gain) loss from updating future policy benefits cash flow assumptions, net	53	79	46	102
Market risk benefits (gains) losses, net	(1,747)	1,223	(3,809)	(3,897)
Interest credited on other contract holder funds, net of deferrals and amortization	289	281	1,110	1,145
Interest expense	25	25	101	109
Operating costs and other expenses, net of deferrals	720	687	2,825	2,549
Amortization of deferred acquisition costs	276	278	1,108	1,152
Total benefits and expenses	(155)	2,837	2,249	2,125
Pretax income (loss)	380	(1,955)	1,022	958
Income tax expense (benefit)	22	(395)	46	4
Net income (loss)	358	(1,560)	976	954
Less: Net income (loss) attributable to noncontrolling interests	13	(1)	30	20
Net income (loss) attributable to Jackson Financial Inc.	345	(1,559)	946	934
Less: Dividends on preferred stock	11	11	44	35
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$334	$(1,570)	$902	$899

Earnings per share
Basic	$4.50	$(19.64)	$11.86	$10.99
Diluted(1)	$4.45	$(19.64)	$11.74	$10.76
(1) If we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted earnings per share calculation were 793,662 for the three months ended December 31, 2023.